As filed with the Securities and Exchange Commission on November 8, 2016

Registration No. 333-212785

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

AMENDMENT No. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNCOKE ENERGY, INC.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware*	90-0640593*
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1011 Warrenville Road, Suite 600

Lisle, IL 60532

(630) 824-1000**

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Katherine T. Gates

1011 Warrenville Road, Suite 600

Lisle, IL 60532

(630) 824-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum aggregate offering price per share (1)(2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee (1)(3)(9)
Common stock, $0.01 par value per share
Preferred stock, $0.01 par value per share
Debt securities (4)
Warrants (5)
Rights (6)
Units (7)
Guarantees of debt securities (8)
Total			$500,000,000	$50,350

(1)	Pursuant to General Instruction II.D of Form S-3 and Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), the registration fee is calculated on the basis of the initial maximum aggregate offering price of $500,000,000 for all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.
(2)	This registration statement covers an indeterminate number or principal amount of each identified class of securities that may be issued in primary offerings, or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange, which shall have an initial maximum aggregate offering price not to exceed $500,000,000, exclusive of accrued interest and dividends, if any. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional number of securities that may be issuable upon exercise, conversion or exchange of other securities or that may become issuable as a result of any stock splits, stock dividends or similar transactions.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act, and is exclusive of accrued interest and dividends, if any.
(4)	With respect to debt securities, excludes accrued interest and accrued amortization of discount, if any, to the date of delivery. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be equal to any such greater principal amount due at maturity, such aggregate principal amount not to exceed $500,000,000 less the value of any securities previously issued hereunder.
(5)	Warrants will represent rights to purchase the debt securities, common stock, or preferred stock being registered hereby. Since the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(6)	Rights will represent rights to purchase shares of common stock or shares of preferred stock being registered hereby. Since the rights will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(7)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.
(8)	If a series of debt securities is guaranteed, such series will be guaranteed by one or more of the subsidiaries of SunCoke Energy, Inc. No additional consideration will be received for such guarantees. Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.
(9)	Previously paid.

*TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Dismal River Terminal LLC	Delaware	47-1930949
Elk River Minerals Corporation	Delaware	23-2376891
Indiana Harbor Coke Company	Delaware	23-2866196
Indiana Harbor Coke Corporation	Indiana	23-2866198
Jewell Coal & Coke Company, Inc.	Virginia	62-0523521
Jewell Coke Acquisition Company	Virginia	26-4616339
Jewell Coke Company, L.P.	Delaware	23-2818770
Jewell Resources Corporation	Virginia	62-0975192
Jewell Smokeless Coal Corporation	Virginia	62-0857142
Oakwood Red Ash Coal Corporation	Virginia	54-0649232
Sun Coal & Coke LLC	Delaware	23-2268198
SunCoke Domestic Finance Corp	Delaware	47-1921053
SunCoke Energy South Shore LLC	Delaware	26-4277070
SunCoke Technology and Development LLC	Delaware	62-1070598

**	Each subsidiary guarantor registrant has its principal executive office at c/o SunCoke Energy, Inc., 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532 (telephone: (630) 824-1000).

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. Securities may not be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 8, 2016

PROSPECTUS

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Guarantees of Debt Securities

SunCoke Energy, Inc. (the “Company,” “we,” “our” or “us”) may from time to time, in one or more offerings, offer and sell shares of our common stock; shares of our preferred stock in one or more series, which may be converted into or exchanged for debt securities or common stock; senior debt securities; subordinated debt securities; warrants to purchase common stock, preferred stock, debt securities, or other securities; rights to purchase common or preferred stock; and units consisting of two or more of these classes or series of securities. Any debt securities that we issue may be guaranteed by one or more of our subsidiaries.

The aggregate initial offering price of the securities that we will offer will not exceed $500,000,000. We will offer these securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest in these securities. This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

This prospectus describes only the general terms of the securities and the general manner in which we will offer the securities. The specific terms of any securities that we may offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus.

These securities may be sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, in amounts, at prices and at terms to be determined by market conditions and other factors at the time of the offering. The names of any underwriters or of any dealers or agents and the specific terms of a plan of distribution will be stated in the prospectus supplement.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “SXC.” On November 4, 2016, the closing sale price of our common stock, as reported on the NYSE was $10.49 per share.

Investing in our securities involves risks. You should carefully consider the risks related to investing in our securities and each of the risk factors described under “Risk Factors” beginning on page 3 of this prospectus and in the applicable prospectus supplement and in the documents incorporated herein and therein before you make an investment in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2016.

In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not authorized anyone else to give you different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so, or to any person to whom it is not permitted to make such offer or sale.

You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents, regardless of the time of delivery of such documents or of any sale of securities thereunder. Our business, financial condition, results of operations and prospects may have changed since those dates. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement, or a future filing with the SEC, incorporated by reference in this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of SunCoke Energy, Inc. and the securities that are registered hereunder that may be offered by us. This prospectus does not contain all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

Each time we sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Any prospectus supplement also may add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the information in the “Risk Factors” section, any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Information We Incorporate by Reference” in both this prospectus and any prospectus supplement), and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the securities to be offered subsequently by any prospectus supplement to this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings are also available at the SEC’s web site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

You also can inspect our reports and proxy statements, and obtain other information about us, at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or on our website at www.suncoke.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

We incorporate by reference in this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the SEC), until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

•	Our Annual Report on Form 10-K (File No. 001-35243) for the year ended December 31, 2015, filed on February 18, 2016;

•	Our Quarterly Reports on Form 10-Q (File No. 001-35243) for the quarters ended March 31, 2016, filed on April 27, 2016; June 30, 2016, filed on July 28, 2016; and September 30, 2016, filed on October 25, 2016;

•	Our Current Reports on Form 8-K (File No. 001-35243) filed on January 8, 2016, February 2, 2016, February 19, 2016, April 12, 2016, May 6, 2016; and October 31, 2016;

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2016; and

•	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35243) as filed with the SEC on July 19, 2011 and any subsequent amendment thereto filed for the purpose of updating such description;

We are also incorporating by reference all additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

SunCoke Energy, Inc.

1011 Warrenville Road, Suite 600

Lisle, Illinois 60532

Attention: Investor Relations

Telephone: (630) 824-1907

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement and the documents we incorporate by reference herein or therein may contain various “forward-looking statements” and information based upon management’s beliefs and assumptions and on information currently available. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions.

These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. These risks and uncertainties, many of which are beyond our control, include, but are not limited to, the risks set forth under “Risk Factors” and described in the documents incorporated by reference into this prospectus and any prospectus supplement. There also may be other risks that we are unable to predict at this time. Such risks and uncertainties include, without limitation:

•	changes in levels of production, production capacity, pricing and/or margins for coal and coke;

•	variation in availability, quality and supply of metallurgical coal used in the cokemaking process, including as a result of non-performance by our suppliers;

•	changes in the marketplace that may affect our coal logistics business, including the supply and demand for thermal and/or metallurgical coal;

•	changes in the marketplace that may affect our cokemaking business, including the supply and demand for our coke products, as well as increased imports of coke from foreign producers;

•	competition from alternative steelmaking and other technologies that have the potential to reduce or eliminate the use of coke;

•	our dependence on, relationships with, and other conditions affecting, our customers;

•	severe financial hardship or bankruptcy of one or more of our major customers, or the occurrence of a customer default or other event affecting our ability to collect payments from our customers;

•	volatility and cyclical downturns in the steel industry and in other industries in which our customers operate;

•	volatility, cyclical downturns and other change in the business climate and market for coal, affecting customers or potential customers for our coal logistics business;

•	our ability to enter into new, or renew existing, long-term agreements upon favorable terms for the sale of coke steam, or electric power, or for coal handling and logistics services;

•	our ability to enter into new, or renew existing, agreements upon favorable terms for coal logistics services;

•	our significant equity interest in SunCoke Energy Partners, L.P. (NYSE: SXCP);

•	our ability to identify acquisitions, execute them under favorable terms, and integrate them into our existing business operations;

•	our ability to consummate investments under favorable terms, including with respect to existing cokemaking facilities, which may utilize by-product technology, and integrate them into our existing businesses and have them perform at anticipated levels;

•	our ability to develop, design, permit, construct, start up, or operate new cokemaking facilities in the U.S. or in foreign countries;

•	our ability to successfully implement domestic and/or our international growth strategies;

•	our ability to realize expected benefits from investments and acquisitions, including our investment in the Indian joint venture;

•	age of, and changes in the reliability, efficiency and capacity of the various equipment and operating facilities used in our cokemaking and/or coal logistics operations, and in the operations of our subsidiaries major customers, business partners and/or suppliers;

•	changes in the expected operating levels of our assets;

•	our ability to meet minimum volume requirements, coal-to-coke yield standards and coke quality standards in our coke sales agreements;

•	changes in the level of capital expenditures or operating expenses, including any changes in the level of environmental capital, operating or remediation expenditures;

•	our ability to service our outstanding indebtedness;

•	our ability to comply with the restrictions imposed by our financing arrangements;

•	our ability to comply with federal or state environmental statutes, rules or regulations

•	non-performance or force majeure by, or disputes with, or changes in contract terms with, major customers, suppliers, dealers, distributors or other business partners;

•	availability of skilled employees for our cokemaking, and/or coal logistics operations, and other workplace factors;

•	effects of railroad, barge, truck and other transportation performance and costs, including any transportation disruptions;

•	effects of adverse events relating to the operation of our facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions);

•	effects of adverse events relating to the business or commercial operations of all customers or supplies

•	disruption in our information technology infrastructure and/or loss of our ability to securely store, maintain, or transmit data due to security breach by hackers, employee error or malfeasance, terrorist attack, power loss, telecommunications failure or other events;

•	our ability to enter into joint ventures and other similar arrangements under favorable terms;

•	our ability to consummate assets sales, other divestitures and strategic restructuring in a timely manner upon favorable terms, and/or realize the anticipated benefits from such actions;

•	changes in the availability and cost of equity and debt financing;

•	impact on our liquidity and ability to raise capital as a result of changes in the credit ratings assigned to our indebtedness;

•	changes in credit terms required by our suppliers;

•	risks related to labor relations and workplace safety;

•	proposed or final changes in existing, or new, statutes, regulations, rules, governmental policies and taxes, or their interpretations, including those relating to environmental matters and taxes;

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•	the existence of hazardous substances or other environmental contamination on property owned or used by us;

•	the availability of future permits authorizing the disposition of certain mining waste;

•	claims of noncompliance with any statutory and regulatory requirements;

•	proposed or final changes in accounting and/or tax methodologies, laws, regulations, rules, or policies, or their interpretations, including those affecting inventories, leases, pensions, or income;

•	public company costs;

•	our indebtedness and certain covenants in our debt documents;

•	our ability to secure new coal supply agreements or to renew existing coal supply agreements;

•	receipt of regulatory approvals and compliance with contractual obligations required in connection with our cokemaking and /or coal logistics operations;

•	changes in product specifications for the coke that we produce or the coals we mix, store and transport;

•	changes in insurance markets impacting cost, level and/or types of coverage available, and the financial ability of our insurers to meet their obligations;

•	changes in accounting rules or their interpretations, including the method of accounting for inventories, leases and/or pensions;

•	volatility in foreign currency exchange rates affecting the markets and geographic regions in which we conduct business;

•	changes in financial markets impacting pension expense and funding requirements;

•	the accuracy of our estimates of reclamation and other mine closure obligations;

•	inadequate protection of our intellectual property rights; and

•	effects of geologic conditions, weather, natural disasters and other inherent risks beyond our control.

The factors identified above are believed to be important factors, but not necessarily all of the important factors, that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Other factors described herein or incorporated by reference, or factors that are unknown or unpredictable, also could have a material adverse effect on our future results. Please read “Risk Factors” on page 3 of this prospectus and Item 1A: “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

You should not put undue reliance on any forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable as of the time they are made, any of these assumptions could be inaccurate and, therefore, we cannot assure you that the forward-looking statements included in this prospectus and any prospectus supplement will prove to be accurate. Historical data may not be reliable indicator of future results. Except as may be required by applicable law, we undertake no obligation to publicly update or advise of any change in any forward-looking statement, whether as a result of new information, future events or otherwise.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth in this section and elsewhere in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement, and speak only as of the date originally made.

WHO WE ARE

This summary highlights important features of this offering and the information included or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 18, 2016 and is incorporated by reference herein, as well as the risk factors and other information in any other document incorporated by reference into this prospectus. Unless the context otherwise requires, references to the “Company,” “we,” “our,” “us,” or like terms refer to SunCoke Energy, Inc. and our subsidiaries.

We are an independent owner and operator of five cokemaking facilities in the United States, the operator of a cokemaking facility in Brazil, and owner of a joint venture interest in cokemaking operations in India. We also provide coal handling and blending services to third party customers as well as to our own cokemaking facilities.

On January 24, 2013, we completed the initial public offering of SunCoke Energy Partners, L.P., our master limited partnership (the “Partnership”) subsidiary. Our consolidated financial statements include the Partnership, which currently owns all of our coal handling and blending operations, and holds a 98 percent interest in each of our Gateway, Haverhill and Middletown cokemaking operations. We currently own the general partner of the Partnership (consisting of a 2.0 percent ownership interest and incentive distribution rights), as well as a 56.1 percent limited partner interest in the Partnership. The remaining 41.9 percent interest in the Partnership is held by public unitholders. We report our business results through the following four business segments:

•	Domestic Coke: consists of our Jewell, Indiana Harbor, Haverhill, Granite City and Middletown cokemaking and heat recovery operations located in Vansant, Virginia; East Chicago, Indiana; Franklin Furnace, Ohio; Granite City, Illinois; and Middletown, Ohio, respectively. Our domestic cokemaking facilities have the collective nameplate capacity to produce approximately 4.2 million tons of coke per year, and use a proprietary low-cost, heat-recovery cokemaking technology that is environmentally superior to the chemical by-product recovery technology currently used by most other coke producers. Each of these facilities produces coke and all facilities except Jewell and Indiana Harbor recover waste heat, which is converted to steam or electricity through a similar production process. Steam is sold to third party customers primarily pursuant to steam supply and purchase agreements. Electricity is sold into the regional power market or to AK Steel pursuant to energy sales agreements. Coke sales at each of these domestic cokemaking facilities are made pursuant to long-term take-or-pay agreements with ArcelorMittal, AK Steel, and U.S. Steel. Each of the coke sales agreements contains pass-through provisions for costs incurred in the cokemaking process, including coal procurement costs (subject to meeting contractual coal-to-coke yields), operating and maintenance expense, costs related to the transportation of coke to the customers, taxes (other than income taxes) and costs associated with changes in regulation, in addition to containing a fixed fee.

•	Brazil Coke: consists of our operations in Vitória, Brazil, where we operate a 1.7 million tons-per year cokemaking facility for a project company. The Brazil Coke segment earns income at this cokemaking facility through (1) licensing and operating fees payable to us under long-term contracts with the local project company that will run through at least 2022; and (2) an annual preferred dividend on our preferred stock investment from the project company guaranteed by the Brazilian subsidiary of ArcelorMittal.

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Coal Logistics: consists of coal handling and blending service operations owned and operated through subsidiaries of the Partnership having the collective capacity to blend and transload more than 40 million tons of coal annually and has storage capacity of 3 million tons. These operations are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports, and are comprised Raven Energy LLC, which owns Convent Marine Terminal, one of the largest export terminals on the U.S. Gulf Coast, located in Convent, Louisiana; Kanawha River Terminals, located in

Belle, West Virginia and Catlettsburg, Kentucky; SunCoke Lake Terminal, LLC, located in East Chicago, Indiana; and Ceredo Liquid Terminal LLC, located in Ceredo, West Virginia. This business provides coal handling and blending services to third party steel, electric utility and coal mining customers, as well as to our own cokemaking facilities.

•	Coal Mining: historically consisted of metallurgical coal mining operations near our Jewell cokemaking facility, with mines located in Virginia and West Virginia mined by contractors. On April 6, 2016, we successfully disposed of substantially all of our coal mining assets, mineral leases, real estate and a substantial portion of our mining reclamation obligations to Revelation Energy, LLC (“Revelation”). We retained certain coal mining assets and liabilities, primarily coal inventory, which continue to be included in the Coal Mining segment.

We also own a 49 percent interest in a cokemaking joint venture with VISA Steel, called VISA SunCoke. VISA SunCoke is comprised of a 440 thousand ton heat recovery cokemaking facility and the facility’s associated steam generation units in Odisha, India. In 2015 we impaired our 49 percent investment in VISA SunCoke to zero, and consequently, beginning in the fourth quarter of 2015, we no longer include our share of VISA SunCoke in our financial results.

Our principal executive offices are located at 1011 Warrenville Road, Suite 600, Lisle, Illinois 60532, and our telephone number is (630) 824-1000. Our website is located at www.suncoke.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Our common stock is listed on the NYSE under the trading symbol “SXC.”

For additional information regarding our business, properties and financial condition, please refer to the documents cited in “Information We Incorporate By Reference.”

THE SUBSIDIARY GUARANTORS

One or more of our subsidiaries, whom we refer to as the “Subsidiary Guarantors” in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. The prospectus supplement relating to any such series will identify any Subsidiary Guarantors. Financial information concerning our Subsidiary Guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. Please read “Information We Incorporate by Reference.”

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially and adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, repayment or refinancing of our outstanding indebtedness; funding capital expenditures, acquisitions and additions to working capital; investing in or lending money to our subsidiaries; and repurchasing or redeeming our securities. We may invest funds not required immediately for such purposes in short-term investment grade securities. The actual application of proceeds we receive from any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following are the ratios of earnings to fixed charges for the periods indicated:

	(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	1.0	N/A	N/A	N/A	1.6x	3.5x	3.3x

Insufficiency of earnings to cover fixed charges (in millions)	N/A	16.1	11.8	152.1	N/A	N/A	N/A

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consists of income from continuing operations before income taxes, plus fixed charges and amortization of capitalized interest, minus capitalized interest and non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges include interest expensed, amortization of capitalized expenses related to indebtedness and estimates of interest within rental expenses.

The ratio of combined fixed charges and preference dividends for each of these periods is the same as the ratio of earnings to fixed charges, because we had no preferred securities outstanding during the periods.

DESCRIPTION OF THE EQUITY SECURITIES

Our authorized stock consists of:

•	Three Hundred Million (300,000,000) shares of common stock, par value $0.01 per share, of which 64,215,724 shares were outstanding on November 6, 2016; and

•	Fifty Million (50,000,000) shares of preferred stock, par value $0.01 per share, none of which are outstanding on the date of this prospectus.

Common Stock

The following general description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”). We will distribute a prospectus supplement with regard to each issue of common stock. Each prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement.

•	Dividend Rights. Subject to the prior dividend rights of holders of our preferred stock, holders of our common stock from time to time are entitled to receive dividends as and when declared by our board of directors out of legally available funds. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon our earnings and financial condition, our capital requirements and those of our subsidiaries, regulatory conditions and considerations and other factors as our board of directors may deem relevant. No cash dividends will be paid with respect to our common stock for any period unless dividends for the same period, and any accumulated but unpaid dividends, with respect to any outstanding series of our preferred stock having preferential rights with respect to dividends have been paid.

•	Voting Rights. Each share of our common stock entitles the holder thereof to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

•	Liquidation Rights. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

•	Preemptive Rights. The holders of our common stock do not have any preemptive right to purchase our securities.

•	Conversion. Shares of our common stock are not convertible into shares of any other class of capital stock.

•	Miscellaneous. The issued and outstanding shares of our common stock are fully paid and non-assessable. Computershare Trust Company, N.A. serves as the registrar, transfer agent and cash dividend paying agent for our common stock.

Preferred Stock

Our board of directors is authorized without further stockholder action to provide for the issuance from time to time of preferred stock in one or more series and to determine the designations, powers, rights, preferences, qualifications, limitations and restrictions of the preferred stock of each such series, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights and such other provisions as may be determined by the board of directors in accordance with Delaware law. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

We will distribute a prospectus supplement with regard to each particular series of preferred stock. Each prospectus supplement will describe the designations, preferences, dividend rates, liquidation rights, voting rights, conversion rights, redemption rights and such other provisions determined by our board of directors to apply to the particular series of preferred stock, including:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which our board of directors may thereafter (except where otherwise provided in the certificate of designation applicable to the series) increase or decrease (but not below the number of shares of the series then outstanding);

•	the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, will be cumulative or noncumulative;

•	dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•	whether the shares of the series will be convertible into or exchangeable for shares of any other class or series, or any other security, of the Company or any other entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of shares of the series; and

•	any other rights and restrictions applicable to that series of preferred stock.

The shares of preferred stock will, when issued against full payment of their purchase price, be fully paid and non-assessable. The following description summarizes certain general terms and provisions of the preferred stock, is not complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law.

•	Ranking. All shares of the same series of preferred stock shall be identical in all respects, except that each share of a series issued at different times may differ as to the dates from which dividends on such shares shall be cumulative. All series of preferred stock shall rank equally with and be identical in all respects to each other series, unless otherwise determined by our board of directors. Our preferred stock shall rank prior to our common stock as to dividends and upon liquidation, dissolution or winding up.

•	Dividend Rights. If you purchase preferred stock being offered by use of this prospectus and an applicable prospectus supplement, you will be entitled to receive, when, as and if declared by our board of directors, dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed, variable or both. The nature, amount, rates, timing and other details of dividend rights for a series of preferred stock will be described in the applicable prospectus supplement and will be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement.

•	Voting Rights. The voting rights of preferred stock of any series being offered will be described in the applicable prospectus supplement.

•	Liquidation Rights. In the event that we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, holders of our preferred stock will be entitled to receive liquidating distributions in the amount set forth in the applicable prospectus supplement, plus accrued and unpaid dividends, if any, before we make any distribution of assets to the holders of our common stock or any other class of stock ranking junior to our preferred stock. If we fail to pay in full all amounts payable with respect to preferred stock being offered by us and any stock having the same rank as that series of preferred stock, the holders of the preferred stock and of that other stock will share in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock and any stock having the same rank as the preferred stock are paid in full, they will have no right or claim to any of our remaining assets. For any series of preferred stock being offered by this prospectus and an applicable prospectus supplement, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs.

•	Redemption. We may redeem all or any part of any series of our preferred stock at the times and redemption prices set forth in the resolutions adopted by our board of directors providing for the issue of that series. In the event of a partial redemption, the shares to be redeemed may be selected by lot or by such other equitable method as our board of directors in its discretion may determine. The terms, if any, on which shares of a series of preferred stock being offered may be redeemed will be described in the applicable prospectus supplement. The preferred stock of a series may be redeemed in such amount or amounts, and at such time or times, if any, as may be provided in respect of that particular series of preferred stock. Preferred stock may be redeemed by us only to the extent legally permissible. Unless we default in making payment of the redemption price plus accrued and unpaid dividends, upon redemption, the redeemed preferred shares shall cease to be outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no interest in or claim against us except the right to receive the redemption price plus accrued and unpaid dividends. Conversion rights, if any, of preferred shares called for redemption shall terminate at the close of business on the business day prior to the redemption date.

•	Conversion Rights. The applicable prospectus supplement will state the terms, if any, on which shares of a series of preferred stock being offered are convertible into shares of our common stock or another series of our preferred stock.

Annual Stockholders Meeting

Our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Voting

The affirmative vote of a majority of the shares of our common stock present, in person or by proxy, at any annual or special meeting of stockholders and entitled to vote will decide all matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated bylaws, a different vote is required, in which case such provision will control.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

The provisions of our amended and restated certificate of incorporation and amended and restated bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.

•	Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that, subject to the requirements of applicable law and any special rights of holders of preferred stock, a special meeting of stockholders may be called only by the Chairman of our board of directors or by a resolution adopted by a majority of the number of directors our Board of Directors would have if there were no vacancies.

•	Stockholder Action by Written Consent. Our amended and restated certificate of incorporation provides that any action that, under the DGCL, may be taken at any meeting of stockholders may be taken in lieu of a meeting by written consent of stockholders if the consent is signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys.

•	Removal of Directors. Our amended and restated bylaws provide that, subject to the rights of the holders of any series of preferred stock, directors may be removed with cause at any time upon the affirmative vote of holders of at least 80 percent of the voting power of all of the then- outstanding shares of voting stock, voting together as a single class.

•	Stockholder Advance Notice Procedure. Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholders wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•	Amended and Restated Certificate of Incorporation and Bylaws. Our amended and restated certificate of incorporation provides that it may be amended by both the affirmative vote of a majority of our board of directors or the affirmative vote of the holders of a majority of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders; provided, however, that specified provisions of our amended and restated certificate of incorporation may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 80 percent of the voting power of all of the voting stock, voting together as a single class, including: the provisions governing the liability and indemnification of directors; maintenance of certain insurance coverage; and the requirement for supermajority approval of certain amendments to our amended and restated certificate of incorporation.

In addition, our amended and restated bylaws provide that our amended and restated bylaws may be amended, altered or repealed, or new bylaws may be adopted, by the affirmative vote of a majority of the board of directors, or by the affirmative vote at a meeting of the holders of at least a majority of the outstanding shares of our common stock; provided, however, that the affirmative vote of the holders of at least 80 percent of the voting power of all of the voting stock, voting together as a single class is required to alter, amend, repeal, or adopt provisions relating to: the right to call a special meeting of stockholders; advance notice of nominations or other business to be properly brought before an annual meeting of stockholders; required vote and procedure for election of directors; setting of a record date for stockholder action by consent; the number, tenure and qualification of directors; the removal of directors and filling of vacancies on the Board of Directors; indemnification of directors and officers; and amendment of our amended and restated bylaws.

These provisions make it more difficult for any person to remove or amend any provisions in our amended and restated certificate of incorporation and amended and restated bylaws that may have an anti-takeover effect.

In addition, Section 203 of the DGCL prohibits certain transactions between us and a stockholder who beneficially owns (together with any affiliates or associates) at least 15 percent of our outstanding voting shares. This provision could prevent certain business combinations between such an interested stockholder and us for a period of up to three years. In addition, our amended and restated bylaws divide our board of directors into three classes of directors serving staggered, three-year terms. Vacancies and newly-created directorships resulting from any increase in the size of our board may be filled by our board until the next election of the class for which such director shall have been chosen, even if the directors then on the board do not constitute a quorum. Members of our board of directors may only be removed from office by our stockholders for cause. These provisions could delay or prevent a change in control or removal of existing management.

Limitations on Liability

Our amended and restated certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving: a breach of the director’s duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; Section 174 of the DGCL, pertaining to unlawful dividends; or a transaction from which the director derives an improper personal benefit. The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or a stockholder’s right to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of fiduciary duty by directors. These provisions do not alter a director’s liability under federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Indemnification

Our amended and restated certificate of incorporation requires us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director or officer without the approval of our board of directors. Our amended and restated certificate of incorporation provides that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings.

We have entered into an indemnification agreement with each of our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights provided under our amended and restated certificate of incorporation, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Exclusive Forum for Adjudication of Disputes

Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for: any derivative action or proceeding brought on behalf of us; any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers or employees; any action asserting a claim against us, or any of our directors or officers, arising under the DGCL or (iv) any action asserting a claim against us, or any of our directors or officers, that is governed by the internal affairs doctrine. We may consent in writing to alternative forums. By becoming a stockholder in our company, you will be deemed to have notice of, and have consented to, the provisions of our amended and restated certificate of incorporation related to choice of forum.

Market Listing

The shares of our common stock are listed on the NYSE under the trading symbol “SXC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc.

DESCRIPTION OF THE DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of the Company and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “— Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, one or more Subsidiary Guarantors identified therein, will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “— Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the initial price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1) the title of the Debt Securities;

(2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3) whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4) any limit on the aggregate principal amount of the Debt Securities;

(5) each date on which the principal of the Debt Securities will be payable;

(6) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7) each place where payments on the Debt Securities will be payable;

(8) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9) any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11) whether the Debt Securities are defeasible;

(12) any addition to or change in the Events of Default;

(13) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special U.S. federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special U.S. federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “— Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of each Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1) remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2) be binding upon each Subsidiary Guarantor; and

(3) inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee and the Indenture without any further action required on the part of the Trustee or any Holder, and no other Person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3) subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to Persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1) the successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2) immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4) failure to perform or comply with the provisions described under “— Consolidation, Merger and Sale of Assets”;

(5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6) any Debt of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $50.0 million;

(7) any judgment or decree for the payment of money in excess of $50.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8) certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9) if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to us described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to us described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, please read “— Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations will not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1) to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2) to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3) to add any additional Events of Default;

(4) to provide for uncertificated notes in addition to or in place of certificated notes;

(5) to secure the Debt Securities;

(6) to establish the form or terms of any series of Debt Securities;

(7) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8) to cure any ambiguity, defect or inconsistency;

(9) to add Subsidiary Guarantors; or

(10) in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2) reduce the principal amount of, or any premium or interest on, any Debt Security;

(3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5) impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6) modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7) except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10) modify such provisions with respect to modification, amendment or waiver; or

(11) following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4) certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only Persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

either:

(1) (a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b) all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2) we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3) we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance

The Indentures will provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “— Events of Default,” at any time until 121 days after such deposit;

(3) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended.

Covenant Defeasance

The Indentures will provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) under “Legal Defeasance” above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor

Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee

Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our debt securities, common stock, or preferred stock. The following description summarizes certain general terms and provisions of the warrants, is not complete and is qualified in its entirety by reference to the warrant agreement under which the warrants are issued.

Warrants may be issued independently as separate securities, or together with any of our debt or equity securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. Unless otherwise specified in a prospectus supplement, the warrants will be immediately exercisable upon issuance and may be traded separately from any series of debt or equity securities with which they are issued.

General

We will distribute a prospectus supplement with regard to each issue of warrants. The prospectus supplement will set forth the specific terms of any warrants offered thereby, including, where applicable:

•	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations, and other terms of the series of debt securities purchasable upon exercise of warrants and the price at which such debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms (including liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants and the price at which such number of shares of preferred stock may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon exercise of warrants and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the date on which the right to exercise warrants shall commence and the date upon which such right shall expire;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise;

•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange;

•	information with respect to book-entry procedures, if any;

•	any United States federal income tax consequences applicable to the warrants; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights for the purchase of shares of our common stock or shares of our preferred stock. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus forms a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which the right expires;

•	the number of rights outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units pursuant to a unit agreement and each unit will represent an interest in two or more other securities, which may or may not be separable from one another. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	the designation and terms of the units and the securities included in the units;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

PLAN OF DISTRIBUTION

General

We may sell the securities offered by this prospectus from time to time (1) through underwriters or dealers, (2) directly to one or more purchasers, including to our affiliates and stockholders in a rights offering, (3) through agents to the public or to investors, (4) in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise, or (5) through a combination of any of these methods.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements they may enter into with us to indemnification by us against specified civil liabilities, including liabilities under the Securities Act. The agents also may be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

The applicable prospectus supplement will include the following information to the extent applicable:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale of any securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

At-the-Market Offerings

Underwriters or agents could makes sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through an existing exchange trading market for our securities, or sales made to or through a market maker other than on an exchange.

To the extent that we make sales of securities through one or more underwriters or agents in “at-the-market” offerings, we will do so pursuant to the terms of a sales agency financing agreement or other “at-the-market” offering arrangement with such underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of the securities. Any such activities will be described in the prospectus supplement or any related free writing prospectus relating to the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Sales Pursuant to Exemption from Registration

In addition, we may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, we may be required by the securities laws of certain states to offer and sell such securities only through registered or licensed brokers or dealers.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Security Interest

From time to time, we may pledge or grant a security interest in some or all of the securities in respect of which this prospectus is delivered. If we default in performance of our respective secured obligations, the pledged or secured parties may offer and sell the securities from time to time by this prospectus. The plan of distribution for the securities offered and sold under this prospectus otherwise will remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling unitholders for purposes of this prospectus.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses. In compliance with Financial Industry Regulatory Authority, Inc. (“FINRA”) guidelines, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement or pricing supplement, the validity of those securities offered by this prospectus and certain U.S. federal income tax matters may be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas, and for the underwriters or agents by counsel named in the applicable prospectus supplement or pricing supplement. Vinson & Elkins L.L.P. may rely upon the opinion of Barnes & Thornburg LLP as to all matters governed by the laws of the State of Indiana.

EXPERTS

The consolidated financial statements of SunCoke Energy, Inc. as of December 31, 2015 and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2015 contains an explanatory paragraph that states that SunCoke Energy, Inc. excluded Raven Energy LLC, a company acquired in 2015, from SunCoke Energy, Inc.’s assessment of the effectiveness of internal control over financial reporting. Raven Energy LLC had total assets of $426.1 million and total revenues of $28.6 million included in the consolidated financial statements of SunCoke Energy, Inc. as of and for the year ended December 31, 2015. KPMG LLP’s audit of internal control over financial reporting of SunCoke Energy, Inc. also excluded an evaluation of the internal control over financial reporting of Raven Energy LLC.

The consolidated financial statements of SunCoke Energy, Inc. as of December 31, 2014, and for the two-year period ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. The consolidated financial statements and schedules audited by KPMG LLP and Ernst & Young LLP have been incorporated herein by reference in reliance on their reports given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. All amounts shown are estimated, except for the SEC registration fee.

SEC registration fee		$50,350
Trustee fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Blue Sky fees and expenses		*
Rating agency fees and expenses		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Delaware Corporation Registrants

The Company and the following subsidiary co-registrants are corporations incorporated under the laws of the state of Delaware: Elk River Minerals Corporation, Indiana Harbor Coke Company, SunCoke Domestic Finance Corp.

Section 145 of the Delaware General Corporation Law, or the DGCL (“Section 145”), provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Article VI of the Company’s amended and restated bylaws provides that the Company will indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was a director of officer of the Company serving at the request of the Company as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VI also provides for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Company. Any repeal or modification of the foregoing provisions of Article VI of the Company’s amended and restated bylaws will be prospective only and will not in any way adversely affect any right of a director or officer in effect at the time with respect to any act or omission occurring prior to such repeal or modification.

As permitted by Section 102(b)(7) of the DGCL, Article XII of our amended and restated certificate of incorporation provides that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions or (d) for any transactions from which the director derived an improper personal benefit. Any amendment or modification or repeal of Article XII of the Company’s amended and restated certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

Article XIII of our amended and restated certificate of incorporation and Article VI of our amended and restated bylaws provide that we shall, to the full extent permitted by law, indemnify those persons whom we may indemnify pursuant thereto, and contain provisions substantially similar to Section 145 of the DGCL

We have purchased insurance covering our officers and directors against liabilities asserted and expenses incurred in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers of the Company or any of its direct or indirect subsidiaries.

The Bylaws of Elk River Minerals Corporation, SunCoke Domestic Finance Corp. and Indiana Harbor Coke Company provide that directors and officers will be indemnified against all reasonable costs, disbursements and counsel fees incurred by such person in the defense of any proceeding threatened or completed against such person. In addition, each corporation will indemnify all such individuals against amounts paid or incurred by him in satisfaction of judgments or fines and penalties to the fullest extent permitted by the DGCL. Any such indemnification shall be made upon determination of a majority of a quorum of disinterested directors of such corporation’s board of directors, that such indemnification is permissible under the DGCL, or upon receipt of a written opinion of independent legal counsel satisfactory to such corporation’s board that indemnification is permissible under the DGCL. The right to such payment or indemnification is not exclusive of other rights to which such person would be entitled as a matter of law or otherwise.

The Certificate of Incorporation of Indiana Harbor Coke Company and SunCoke Domestic Finance Corp. both provide that directors shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, under Section 174 of the DGCL, or for any transaction from which the director derived an improper personal benefit.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Delaware Limited Liability Company Registrants

The following subsidiary co-registrants are limited liability companies organized under the laws of the state of Delaware: Dismal River Terminal LLC, Sun Coal & Coke LLC, SunCoke Energy South Shore LLC, and SunCoke Technology and Development LLC.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, the DLLCA prohibits such agreement from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The Limited Liability Agreement SunCoke Energy South Shore LLC do not contain any provisions with respect to indemnification.

The Limited Liability Agreements of Sun Coal & Coke LLC, Dismal River Terminal LLC and SunCoke Technology and Development LLC provide that the each company shall indemnify the member and those authorized officers, agents, and employees identified for all costs, losses, liabilities and damages paid or accrued by the member (acting as a member or as an officer, agent, or employee) or any such officer, agent, or employee in connection with the business of the company, except to the extent prohibited by Delaware law.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Delaware Limited Partnership Registrant

The subsidiary co-registrant, Jewell Coke Company, L.P., is a limited partnership organized under the laws of the state of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) provides that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may indemnify any partner or other person from and against any and all claims and demands whatsoever. In addition to indemnification, a limited partnership will reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the limited partnership or for the preservation of its business or property; however, no person will be required as a consequence of any such indemnification to make any payment to the extent that the payment is inconsistent with the DRULPA.

The Second Amended Agreement of Limited Partnership of Jewell Coke Company, L.P. provides for indemnification of each partner, its affiliates, and its directors, officers, shareholders, employees, partners and agents from and against any and all losses, claims, damages, costs, liabilities, joint or several, expenses (including attorneys’ fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, arising from such person’s involvement with the partnership, provided that such person acted in good faith and in a lawful manner, and the circumstances giving rise to the right of indemnification did not involve any willful misconduct, fraud, negligence, breach of fiduciary duty or a violation or breach of performance by such person or any such person’s affiliates that has a material adverse effect on the partnership. Any expenses incurred by such person defending any claim, demand, action, suit or proceeding shall be advanced by the partnership prior to the final disposition upon receipt of an undertaking by the person seeking such indemnification to pay such amount if it is determined that he is not entitled to be indemnified. Any indemnification will be paid through the assets of the partnership and the limited partners have no personal liability to reimburse the partnership for indemnification expenses.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Indiana Corporation Registrants

The subsidiary co-registrant Indiana Harbor Coke Corporation is a corporation organized under the laws of Indiana.

Chapter 37 of Indiana Code 23-1, the Indiana Business Corporation Law (the “IBCL”), states that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (i) the individual’s conduct was in good faith; and (ii) the individual reasonably believed, (a) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests, and, (b) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, the individual either had reasonable cause to believe the individual’s conduct was lawful or had no reasonable cause to believe the individual’s conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in Chapter 37 of the IBCL.

Unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in Chapter 37 of the IBCL, the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet such standard of conduct and a determination is made that the facts then known to those making the determination would not preclude indemnification under Chapter 37 of the IBCL.

A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under Chapter 37 of the IBCL. The determination may be made by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or by other methods specified in Chapter 37 of the IBCL.

A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, member, manager, employee, or agent. The indemnification and advance for expenses provided for or authorized by Chapter 37 of the IBCL does not exclude any other rights to indemnification and advance for expenses that a person may have under a corporation’s articles of incorporation, bylaws, a resolution of the board of directors or of the shareholders or any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

The Bylaws of Indiana Harbor Coke Corporation provides for indemnification by the corporation of its directors, officers and employees to the fullest extent permitted by the IBCL.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Virginia Corporation Registrants

The following subsidiary co-registrants are corporations organized under the laws of the Commonwealth of Virginia: Jewell Coal and Coke Company, Inc., Jewell Coke Acquisition Company, Jewell Resources Corporation, Jewell Smokeless Coal Corporation, Oakwood Red Ash Corporation.

Under the Virginia Stock Corporation Act (the “VSCA”) to the extent provided in the articles of incorporation or, if approved by shareholders, the bylaws, a corporation may eliminate a director’s or an officer’s personal liability for monetary damages in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders, except for liability resulting from such director’s or officer’s willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

Under the VSCA, a corporation may indemnify an individual made a party to a proceeding because he is or was a director or officer against liability incurred in the proceeding if he conducted himself in good faith and in a manner he believed to be in the best interests of the corporation, or, if not acting in his official capacity with the corporation, in a manner not opposed to the best interests of the corporation. And, further, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Provided that a corporation may not indemnify a director or officer if either:

•	the director or officer has been adjudged to be liable to the corporation; or

•	in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

Under the VSCA, to the extent that a director or officer has been successful on the merits or otherwise in defense of the proceeding, the director or officer must be indemnified against reasonable expenses incurred by him in connection with that proceeding.

The VSCA provides that non-mandatory indemnification for a director or officer, unless ordered by a court must first be authorized by a determination that the director or officer has met the applicable standard of conduct in a specific case. The determination will be made by either:

•	A majority vote of disinterested directors if there are two or more such directors;

•	by special legal counsel; or

•	by the shareholders.

Under the VSCA, a corporation may advance expenses before the final disposition of a proceeding if:

•	the director or officer furnishes a written statement of his good faith belief that he has met the proper standard of conduct;

•	he undertakes to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification; and the payments are authorized by a majority vote of the disinterested directors or a vote of the shareholders.

Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. If the articles of incorporation and bylaws are silent, an officer or director’s personal liability is limited to the greater of $100,000 or the amount of cash compensation received in the twelve months immediately preceding the act or omission for which liability is imposed unless the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

The VSCA gives a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, incurred in his capacity, or arising from his status as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under the VSCA.

The Certificates of Incorporation and Bylaws of Jewell Coal and Coke Company, Inc., Jewell Resources Corporation and Jewell Smokeless Coal Corporation do not contain any provisions with respect to indemnification of officers or directors.

The Amended and Restated Bylaws of Jewell Coke Acquisition Company provide that directors and officers will be indemnified against all reasonable costs, disbursements and counsel fees incurred by such person in the defense of any proceeding threatened or completed against such person. In addition, each corporation will indemnify all such individuals against amounts paid or incurred by him in satisfaction of judgments or fines and penalties to the fullest extent permitted by the VSCA. Any such indemnification shall be made upon determination of a majority of a quorum of disinterested directors of such corporation’s board of directors, that such indemnification is permissible under the VSCA, or upon receipt of a written opinion of independent legal counsel satisfactory to such corporation’s board that indemnification is permissible under the VSCA. The right to such payment or indemnification is not exclusive of other rights to which such person would be entitled as a matter of law or otherwise.

The Amended and Restated Bylaws of Oakwood Red Ash Corporation provide that persons serving as directors and officers shall be indemnified if such persons acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reason to believe that his conduct was unlawful. The termination of any proceeding shall not in itself create a presumption that such person acted in good faith. The corporation will indemnify directors or officers of the corporation in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, provided that he acted in good faith and in the manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be available with respect to any claim where such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the relevant court determines upon application that such person is entitled to indemnification. To the extent that a director or officer is successful in any proceeding, he shall be indemnified against expenses in connection therewith. Expenses incurred in defending any action, suit or proceeding may be paid in advance of the final disposition provided that the director or officer sign an undertaking stating that he will repay such amounts unless it is ultimately determined that he is entitled to indemnification. The Board of Directors may make any other further indemnity to any officer or director except against his gross negligence or willful misconduct.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Indemnification Agreements

On October 31, 2011, we entered into Indemnification Agreements, which are the same for each Director of the Company and provide contractual indemnification in addition to the indemnification provided by our amended and restated certificate of incorporation and amended and restated bylaws. The Indemnification Agreements provide each such Director with indemnification to the fullest extent permitted by law.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits. The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement (Equity Securities).

4.1†	Form of Common Stock Certificate of SunCoke Energy, Inc. (incorporated by reference herein to Exhibit 4.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1, filed on June 3, 2011, File No. 333-173022).

4.2*	Form of Certificate of Designations of Preferred Stock of SunCoke Energy, Inc.

4.3†	Form of Indenture with respect to the senior debt securities, among SunCoke Energy, Inc., the Subsidiary Guarantors and a trustee to be named.

4.4†	Form of Indenture with respect to the subordinated debt securities, between SunCoke Energy, Inc., the Subsidiary Guarantors and a trustee to be named.

4.5*	Form of senior debt security of SunCoke Energy, Inc.

4.6*	Form of subordinated debt security of SunCoke Energy, Inc.

4.7*	Form of Warrant Agreement to be entered into between SunCoke Energy, Inc. and one or more banking institutions organized under the laws of the United States or any State thereof, as Warrant Agent with respect to equity securities (including Form of Warrant Certificate).

4.8*	Form of Warrant Agreement to be entered into between SunCoke Energy, Inc. and one or more banking institutions organized under the laws of the United States or any State thereof, as Warrant Agent with respect to debt securities (including Form of Warrant Certificate).

4.9*	Form of Rights Agreement.

4.10*	Form of Unit Agreement.

5.1†	Opinion of Vinson & Elkins L.L.P. as to legality of the securities being registered.

5.2†	Opinion of Barnes & Thornburg LLP.

12.1†	Statements Re: Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2015, 2014, 2013, 2012 and 2011.

12.2**	Statements Re: Computation of Ratio of Earnings to Fixed Charges for the six-month periods ended September 30, 2016 and September 30, 2015.

23.1**	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.2**	Consent of KPMG LLP, an independent registered public accounting firm.

23.3†	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

23.4†	Consent of Barnes & Thornburg LLP (included in Exhibit 5.2 to this Registration Statement).

24.1†	Power of Attorney (included on the signature page to this Registration Statement).

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of trustee under the indenture governing the senior debt securities.

25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of trustee under the indenture governing the subordinated debt securities.

*	To be filed by amendment, or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act incorporated by reference herein.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
†	Previously filed.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under the indenture governing the senior debt securities or the indenture governing the subordinated debt securities, as applicable, to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) That, for purposes of determining any liability under the Securities Act of 1933,

(1) the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 8, 2016.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Name:	Fay West
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Frederick A. Henderson, Fay West and Katherine T. Gates, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her, substitute and substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

*	Chairman, Chief Executive Officer and
Frederick A. Henderson	Director (Principal Executive Officer)

/s/ Fay West Fay West	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)

*	Vice President and Controller
Allison S. Lausas	(Principal Accounting Officer)

*	Director
Andrew D. Africk

Signature	Title

*	Director
Alvin Bledsoe

*	Director
Robert J. Darnall

*	Director
Peter B. Hamilton

*	Director
Robert A. Peiser

*	Director
John W. Rowe

*	Director
James E. Sweetnam

*	Fay West, pursuant to powers of attorney duly executed by the above officers and directors of the Registrant, hereby executes this Amendment No. 1 to Registration Statement on Form S-3 (Registration No.: 333-212785) on behalf of each of the persons named above in the capacity set forth opposite his or her name.

/s/ Fay West	November 8, 2016
Fay West

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 8, 2016.

DISMAL RIVER TERMINAL LLC

By:	/s/ Fay West
Name:	Fay West
Title:	Senior Vice President

POWER OF ATTORNEY

Each person whose signature appears below appoints Frederick A. Henderson, Fay West and Katherine T. Gates, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her, substitute and substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ P. Michael Hardesty	President (Principal Executive Officer)
P. Michael Hardesty

/s/ Fay West	Senior Vice President and Director (Principal Financial Officer)
Fay West

/s/ Allison S. Lausas	Vice President and Controller (Principal Accounting Officer)
Allison S. Lausas

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 8, 2016.

ELK RIVER MINERALS CORPORATION JEWELL COAL & COKE COMPANY, INC. JEWELL RESOURCES CORPORATION JEWELL SMOKELESS COAL CORPORATION OAKWOOD RED ASH COAL CORPORATION SUNCOKE TECHNOLOGY AND DEVELOPMENT LLC

By:	/s/ Fay West
Name:	Fay West
Title:	Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Frederick A. Henderson, Fay West and Katherine T. Gates, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her, substitute and substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ P. Michael Hardesty	President (Principal Executive Officer)
P. Michael Hardesty

/s/ Fay West	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
Fay West

/s/ Allison S. Lausas	Vice President and Controller (Principal Accounting Officer)
Allison S. Lausas

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 8, 2016.

INDIANA HARBOR COKE COMPANY INDIANA HARBOR COKE CORPORATION JEWELL COKE ACQUISITION COMPANY SUN COAL & COKE LLC

By:	/s/ Fay West
Name:	Fay West
Title:	Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Frederick A. Henderson, Fay West and Katherine T. Gates, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her, substitute and substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Dovie D. Majors	President (Principal Executive Officer)
Dovie D. Majors

/s/ Fay West	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
Fay West

/s/ Allison S. Lausas	Vice President and Controller (Principal Accounting Officer)
Allison S. Lausas

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 8, 2016.

JEWELL COKE COMPANY, L.P.

By:	Jewell Coke Acquisition Company,
its general partner

By:	/s/ Fay West
Name:	Fay West
Title:	Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Frederick A. Henderson, Fay West and Katherine T. Gates, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her, substitute and substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Dovie D. Majors	President of Jewell Coke Acquisition Company (Principal Executive Officer)
Dovie D. Majors

/s/ Fay West Fay West	Senior Vice President, Chief Financial Officer and Director of Jewell Coke Acquisition Company (Principal Financial Officer)

/s/ Allison S. Lausas Allison S. Lausas	Vice President and Controller of Jewell Coke Acquisition Company (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 8, 2016.

SUNCOKE DOMESTIC FINANCE CORP.

By:	/s/ Fay West
Name:	Fay West
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below appoints Frederick A. Henderson, Fay West and Katherine T. Gates, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her, substitute and substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Fay West Fay West	President and Director (Principal Executive Officer and Principal Financial Officer)

/s/ Allison S. Lausas	Vice President and Controller (Principal Accounting Officer)
Allison S. Lausas

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 8, 2016.

SUNCOKE ENERGY SOUTH SHORE LLC

By:	Sun Coal & Coke LLC, as sole member

By:	/s/ Fay West
Name:	Fay West
Title:	Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Frederick A. Henderson, Fay West and Katherine T. Gates, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her, substitute and substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Dovie D. Majors	President of Sun Coal & Coke LLC (Principal Executive Officer)
Dovie D. Majors

/s/ Fay West Fay West	Senior Vice President, Chief Financial Officer and Director of Sun Coal & Coke LLC (Principal Financial Officer)

/s/ Allison S. Lausas Allison S. Lausas	Vice President and Controller of Sun Coal & Coke LLC (Principal Accounting Officer)

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement (Equity Securities).

4.1†	Form of Common Stock Certificate of SunCoke Energy, Inc. (incorporated by reference herein to Exhibit 4.1 to the Company’s Amendment No. 2 to Registration Statement on Form S-1, filed on June 3, 2011, File No. 333-173022).

4.2*	Form of Certificate of Designations of Preferred Stock of SunCoke Energy, Inc.

4.3†	Form of Indenture with respect to the senior debt securities, among SunCoke Energy, Inc., the Subsidiary Guarantors and a trustee to be named.

4.4†	Form of Indenture with respect to the subordinated debt securities, between SunCoke Energy, Inc., the Subsidiary Guarantors and a trustee to be named.

4.5*	Form of senior debt security of SunCoke Energy, Inc.

4.6*	Form of subordinated debt security of SunCoke Energy, Inc.

4.7*	Form of Warrant Agreement to be entered into between SunCoke Energy, Inc. and one or more banking institutions organized under the laws of the United States or any State thereof, as Warrant Agent with respect to equity securities (including Form of Warrant Certificate).

4.8*	Form of Warrant Agreement to be entered into between SunCoke Energy, Inc. and one or more banking institutions organized under the laws of the United States or any State thereof, as Warrant Agent with respect to debt securities (including Form of Warrant Certificate).

4.9*	Form of Rights Agreement.

4.10*	Form of Unit Agreement.

5.1†	Opinion of Vinson & Elkins L.L.P. as to legality of the securities being registered.

5.2†	Opinion of Barnes & Thornburg LLP.

12.1†	Statements Re: Computation of Ratio of Earnings to Fixed Charges for the years ended December 31, 2015, 2014, 2013, 2012 and 2011.

12.2**	Statements Re: Computation of Ratio of Earnings to Fixed Charges for the six-month periods ended September 30, 2016 and September 30, 2015.

23.1**	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.2**	Consent of KPMG LLP, an independent registered public accounting firm.

23.3†	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to Registration Statement).

23.4†	Consent of Barnes & Thornburg LLP (included in Exhibit 5.2 to Registration Statement).

24.1†	Power of Attorney (included on the signature page to Registration Statement).

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of trustee under the indenture governing the senior debt securities.

25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of trustee under the indenture governing the subordinated debt securities.

*	To be filed by amendment, or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act incorporated by reference herein.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
†	Previously filed.